FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 19, 2004
(Date of earliest event reported)

TROVER SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22585	61-1141758
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1600 Watterson Tower, Louisville, Kentucky	40218
(Address of Principal Executive Offices)	(Zip Code)

(502) 954-1340
(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1 AGREEMENT AND PLAN OF MERGER
EX-99.2 PRESS RELEASE

Item 5. Other Events.

     On February 19, 2004, Trover Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among TSI Holding Co., Inc., a Delaware corporation (“Parent”), TSI Acquisition Co., Inc., a Delaware corporation (“Acquisition”), and the Company, dated as of February 19, 2004, pursuant to which Acquisition has agreed to acquire the Company. A copy of the Merger Agreement and a copy of the Company’s press release dated February 20, 2004 are each attached hereto as Exhibits 99.1 and 99.2, respectively.

     On February 19, 2004, the Company and National City Bank (the “Rights Agent”), executed a First Amendment to Rights Agreement (the “Amendment”), which amends the Rights Agreement dated as of February 12, 1999 (the “Rights Agreement”) and renders the Rights (as defined in the Rights Agreement) inapplicable to the transactions contemplated by the Merger Agreement. The Amendment can be found as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on February 20, 2004, and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Agreement and Plan of Merger dated as of February 19, 2004 by and among Parent, Acquisition and Trover Solutions, Inc.

99.2	Press release, dated February 20, 2004 announcing the Agreement and Plan of Merger by and among Parent, Acquisition and Trover Solutions, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2004

TROVER SOLUTIONS, INC.

By:	/s/ Patrick B. McGinnis

Name: Patrick B. McGinnis
Title: Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Agreement and Plan of Merger dated as of February 19, 2004 by and among Parent, Acquisition and Trover Solutions, Inc.

99.2	Press release, dated February 20, 2004 announcing the Agreement and Plan of Merger by and among Parent, Acquisition and Trover Solutions, Inc.

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